                                                                     Exhibit 4.2
                                                                  EXECUTION COPY

                         MASTER LOAN TRANSFER AGREEMENT

                           Dated as of June 15, 1997

                                  by and among

                           ADVANTA MORTGAGE CORP. USA
                       ADVANTA MORTGAGE CORP. MIDATLANTIC
                     ADVANTA MORTGAGE CORP. MIDATLANTIC II
                         ADVANTA MORTGAGE CORP. MIDWEST
                      ADVANTA MORTGAGE CORP. OF NEW JERSEY
                        ADVANTA MORTGAGE CORP. NORTHEAST
                             ADVANTA NATIONAL BANK
                             ADVANTA FINANCE CORP.
                           as Affiliated Originators

                       ADVANTA CONDUIT RECEIVABLES, INC.
                                as an Affiliate

                   BANKERS TRUST COMPANY OF CALIFORNIA, N.A.,
                                   as Trustee

                                      and

                    ADVANTA MORTGAGE CONDUIT SERVICES, INC.,
                                   as Sponsor

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                               TABLE OF CONTENTS



                                                           Page
                                                           ----
Section  1.    Definitions.............................      1
Section  2.    Interest Calculations...................      4
Section  3.    Transfers of Mortgage Loans.............      4
Section  4.    Representations, Warranties and
               Covenants Regarding the Affiliated
               Originators and the Sponsor.............      4
Section  5.    Representations and Warranties of the
               Affiliated Originators Regarding the
               Mortgage Loans..........................      9
Section  6.    Authorized Representatives..............     16
Section  7.    Notices.................................     16
Section  8.    Governing Law...........................     17
Section  9.    Assignment..............................     17
Section 10.    Counterparts............................     17
Section 11.    Amendment...............................     17
Section 12.    Severability of Provisions..............     17
Section 13.    No Agency; No Partnership or Joint
               Venture.................................     18
Section 14.    Further Assurances......................     18
Section 15.    The Certificate Insurer.................     18
Section 16.    Maintenance of Records..................     18

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          THIS MASTER LOAN TRANSFER AGREEMENT, dated as of June 15, 1997, between Advanta Mortgage Corp. USA, Advanta Mortgage Corp. Midatlantic, Advanta Mortgage Corp. Midatlantic II, Advanta Mortgage Corp. Midwest, Advanta Mortgage Corp. of New Jersey, Advanta Mortgage Corp. Northeast, Advanta Mortgage Conduit Services, Inc., Advanta Finance Corp. and Advanta National Bank, each a seller (each an "Affiliated Originator" and collectively, the "Affiliated Originators"), Advanta Conduit Receivables, Inc. (the "Affiliate"), Bankers Trust Company of California, N.A., as trustee ("Trustee") and Advanta Mortgage Conduit Services, Inc., as sponsor ("Sponsor");

I. BACKGROUND

     A. Each Affiliated Originator is an originator or purchaser of mortgage loans which such Affiliated Originator may, from time to time, convey to the Conduit Acquisition Trust, or cause the Conduit Acquisition Trust to acquire;

     B. The Affiliated Originators and the Sponsor expect, from time to time, to cause that such mortgage loans to be conveyed to an Advanta Trust in connection with a securitization transaction sponsored by the Sponsor.

          NOW, THEREFORE, in consideration of the foregoing and the mutual agreements herein contained, the parties hereto hereby agree as follows:

          Section 1. Definitions. Whenever used in this Agreement or in any Conveyance Agreement, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article; provided, however, that any capitalized terms used herein or in any conveyance Agreement and not defined herein shall have their respective meanings as set forth in the related Advanta Pooling Agreement.

          Advanta Pooling Agreement: Any Pooling and Servicing Agreement entered into by Advanta Mortgage Conduit Services, Inc. as Sponsor, Advanta Mortgage Corp. USA, as Master Servicer and a trustee, as it may be amended and supplemented from time to time by the parties thereto.

          Advanta Trust: A securitization trust created by the Sponsor into which Mortgage Loans described in this Agreement and the Conveyance Agreements are deposited.

          Agreement: This Master Loan Transfer Agreement as it may be amended from time to time, including the exhibits and supplements hereto.



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     Bulk Acquisition Loan: Any Mortgage Loan purchased by an Affiliated
Originator from another Originator (other than other Affiliated Originator) as part of a bulk portfolio acquisition.

     Conduit Acquisition P&S: The Pooling and Servicing Agreement dated as of May 1, 1997 by and between the Sponsor and the Trustee relating to the Conduit Acquisition Trust.

     Conduit Acquisition Trust: The trust created pursuant to the Conduit Acquisition P&S.

     Conveyance Agreement: Any Conveyance Agreement relating to a Pool, in substantially the form set forth as Exhibit A hereto.

     Coupon Rate: The rate of interest borne by each Note.

     Cut-off Date: With respect to any Pool, as defined in the related Conveyance Agreement.

     FDIC: The Federal Deposit Insurance Corporation, or any successor thereto.

     FHLMC: The Federal Home Loan Mortgage Corporation, a corporate instrumentality of the United States created pursuant to the Emergency Home Finance Act of 1970, as amended, or any successor thereof.

     File: The documents delivered to the Trustee pursuant to the document delivery provisions of the Conduit Acquisition P&S pertaining to a particular Mortgage Loan, together with any additional documents required to be added to the File pursuant to the Conduit Acquisition P&S.

     First Mortgage Loan: A Mortgage Loan which constitutes a first priority mortgage lien with respect to any Property.

     FNMA: The Federal National Mortgage Association, a federally-chartered and privately-owned corporation existing under the Federal National Mortgage Association Charter Act, as amended, or any successor thereof.

     Loan Balance: With respect to each Mortgage Loan, the outstanding principal balance thereof on the related Cut-Off Date, less any related Principal Remittance Amounts relating to such Mortgage Loan included in previous related Monthly Remittance Amounts that were transferred by the Master Servicer or any Sub-Servicer to the Trustee for deposit in the related Certificate Account.
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     MASTER SERVICER: Advanta Mortgage Corp. USA, a Delaware corporation, and its permitted successors and assigns.

     MORTGAGE LOANS: Each of the mortgage loans subject hereto, together with any Qualified Replacement Mortgages substituted therefor in accordance with the related Advanta Pooling Agreement.

     NOTE: The note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Mortgage Loan.

     OFFERED CERTIFICATES: Any securities issued by an Advanta Trust which are not retained by the Sponsor or any Originator.

     PERSON: Any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

     POOL: Any group of Mortgage Loans transferred to the Sponsor pursuant to a specific Conveyance Agreement.

     PROPERTY: The underlying property securing a Mortgage Loan.

     QUALIFIED MORTGAGE: "Qualified Mortgage" shall have the meaning set forth from time to time in the definition thereof at Section 860G(a)(3) of the Code (or any successor statute thereto) and applicable to the related Advanta Trust.

     SCHEDULES OF MORTGAGE LOANS: The Schedules of Mortgage Loans required to be delivered pursuant to the related Advanta Pooling Agreement.

     SECOND MORTGAGE LOAN: A Mortgage Loan which constitutes a second priority mortgage lien with respect to the related Property.

     SENIOR LIEN: With respect to any Second Mortgage Loan, the mortgage loan relating to the corresponding Property having a first priority lien; and with respect to any Third Mortgage Loan, the mortgage loans relating to the corresponding Property having first and second priority liens.

     THIRD MORTGAGE LOAN: A Mortgage Loan which constitutes a third priority mortgage lien with respect to the related Property.

     TRUSTEE: Bankers Trust Company of California, N.A., located on the date of execution of this Agreement at 3 Park
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Plaza, Irvine, California 92714, a national banking association, not in its individual capacity but solely as Trustee, and any successor hereunder.

     Unaffiliated Originator Loan:   Any Mortgage Loan purchased by an
Affiliated Originator from an Unaffiliated Originator.

     Unaffiliated Originators:    Any Originator (X) not affiliated with the
Sponsor and (y) approved in writing by the Certificate Insurer.

     Section 2.   Interest Calculations.    Calculations of interest hereunder,
including, without limitation, calculations of interest at the Coupon Rate, which are made in respect of the Loan Balance of a Mortgage Loan shall be made on a daily basis using either (i) a 360-day year comprised of twelve 30-day months or (ii) a 360-day year and the actual number of days elapsed in the applicable interest period, as required by the related Note.

     Section 3.   Transfers of Mortgage Loans.   From time to time in
connection with the establishment of Advanta Trusts the Affiliated Originators and the Sponsor, intend to transfer Mortgage Loans from the Conduit Acquisition Trust to the related Advanta Trust. Each such transfer will be evidenced by a Conveyance Agreement in substantially the form of Exhibit A hereto.

     Section 4.   Representations, Warranties and Covenants Regarding the
Affiliated Originators and the Sponsor.   (a) Each Affiliated Originator hereby
represents and warrants to the Sponsor, the Trustee and their respective successors and assigns that, as of the date hereof;

          (i) Such Affiliated Originator is a corporation (or, in the case of Advanta National Bank USA, a national banking association) duly organized, validly existing and in good standing under the laws governing its creation and existence and is in good standing as a foreign corporation in each jurisdiction in which the nature of its business, or the properties owned or leased by it make such qualification necessary. Such Affiliated Originator has all requisite corporate power and authority to own and operate its properties, to carry out its business as presently conducted and as proposed to be conducted, to enter into and discharge its obligations under this Agreement and the Conveyance Agreements.

          (ii) The execution and delivery of this Agreement by such Affiliated Originator and its performance and compliance with the terms of this Agreement and the Conveyance Agreements to which it is a party have been

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duly authorized by all necessary corporate action on the part of such Affiliated
Originator and will not violate such Affiliated Originator's Articles of Incorporation, Articles of Association or Bylaws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in a breach of, any material contract, agreement or other instrument to which such Affiliated Originator or its properties is a party or by which such Affiliated Originator is bound or violate any statute or any order, rule or regulation of any court, governmental agency or body or other tribunal having jurisdiction over such Affiliated Originator or any of its properties.

     (iii) This Agreement and the Conveyance Agreements to which such Affiliated Originator is a party, assuming due authorization, execution and delivery by the other parties hereto and thereto, each constitutes a valid, legal and binding obligation of such Affiliated Originator, enforceable against it in accordance with the terms hereof, except as the enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and by general principles of equity (whether considered in a proceeding or action in equity or at law).

     (iv) Such Affiliated Originator is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which might have consequences that would materially and adversely affect the condition (financial or other) or operations of such Affiliated Originator or its properties, or might have consequences that would materially and adversely affect its performance hereunder and under the other Conveyance Agreements to which such Affiliated Originator is a party, or which would draw into question the validity of this Agreement or the Mortgage Loans taken as a whole or of any action taken or to be taken in connection with the obligations of the Affiliated Originator contemplated herein.

     (v) No litigation is pending or, to the best of such Affiliated Originator's knowledge, threatened against such Affiliated Originator which litigation might have consequences that would prohibit its entering into this Agreement or any Conveyance Agreements to which it is a party or that would materially and adversely affect the condition (financial or otherwise) or operations of such Affiliated Originator or its properties or might have consequences that would materially and adversely affect its performance hereunder and under the Conveyance

Agreements to which such Affiliated Originator is a party.

     (vi) Neither this Agreement nor any certificate of an officer, statement furnished in writing or report delivered pursuant to the terms hereof by such Affiliated Originator contains any untrue statement of a material fact or omits to state any material fact necessary to make the certificate, statement or report not misleading.

     (vii) Upon the receipt of each Mortgage Loan and other items of the Mortgage by the Trustee under this Agreement, the related Advanta Trust will have good and marketable title to such Mortgage Loan and such other items of the related Trust Estate free and clear of any lien (other than liens which will be simultaneously released).

     (viii) Neither such Affiliated Originator nor any affiliate thereof will report on any financial statement any part of the Servicing Fee as an adjustment to the sales price of the Mortgage Loans.

     (ix) All actions, approvals, consents, waivers, exemptions, variances, franchises, orders, permits, authorizations, rights and licenses required to be taken, given or obtained, as the case may be, by or from any federal, state or other governmental authority or agency (other than any such actions, approvals, etc., under any state securities laws, real estate syndication or "Blue Sky" statutes, as to which such Affiliated Originator makes no such representation or warranty), that are necessary or advisable in connection with the sale of the Mortgage Loans and the execution and delivery by such Affiliated Originator of this Agreement and the Conveyance Agreements to which it is a party, have been duly taken, given or obtained, as the case may be, are in full force and effect on the date hereof, are not subject to any pending proceedings or appeals (administrative, judicial or otherwise) and either the time within which any appeal therefrom may be taken or review thereof may be obtained has expired or no review thereof may be obtained or appeal therefrom taken, and are adequate to authorize the consummation of the transactions contemplated by this Agreement and the conveyance Agreements on the part of such Affiliated Originator and the performance by such Affiliated Originator of its obligations under this Agreement and such of the Conveyance Agreements to which it is a party.

     (x) The origination practices used by such Affiliated Originator with respect to the Mortgage Loans originated by such Affiliated Originator have been, (i)
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     in all material respects, legal, proper, prudent and customary in the mortgage loan lending business and (ii) in compliance with the Servicer's underwriting criteria as described in the Prospectus.

          (xi) The transactions contemplated by this Agreement are in the ordinary course of business of such Affiliated Originator. The transfer, assignment and conveyance of the Mortgage Notes and the Mortgages by the Servicer pursuant to this Agreement are not subject to the bulk transfer laws or any similar statutory provisions in effect in any applicable jurisdiction.

          (xii) Such Affiliated Originator received fair consideration and reasonably equivalent value in exchange for the sale of the interests in the Mortgage Loans.

          (xiii) Such Affiliated Originator did not sell any interest in any Mortgage Loan with any intent to hinder, delay or defraud any of its respective creditors.

          (xiv) Such Affiliated Originator is solvent, and such Affiliated Originator will not be rendered insolvent as a result of the sale of the Mortgage Loans to the related Advanta Trust.

The representations and warranties set forth in this paragraph (a) shall survive the sale and assignment of the Mortgage Loans to the Sponsor.

          In addition, each Affiliated Originator hereby covenants to perform the obligations, if any, imposed upon it by the related Advanta Pooling Agreement.

          (b) The Sponsor hereby represents and warrants to each Affiliated Originator and the Trustee that, as of the date hereof:

          (i) The Sponsor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all licenses and qualifications necessary to carry on its business as now being conducted and to perform its obligations hereunder; the Sponsor has the power and authority to execute and deliver this Agreement and to perform its obligations in accordance herewith; the execution, delivery and performance of this Agreement (including any Conveyance Agreement and any other instruments of transfer to be delivered pursuant to this Agreement) by the Sponsor and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action and do not violate the organization documents of the Sponsor, contravene or violate any law, regulation, rule, order, judgement or decree to which the Sponsor or its properties are subject to contravene, violate or result in any breach of any provision of, or constitute a default under, or result in the imposition of any lien on any assets of the Sponsor pursuant to the provisions of, any mortgage, indenture, contract, agreement or other undertaking to which the Sponsor is a party or which purports to be binding upon Sponsor or any of Sponsor's assets; this Agreement evidences the valid and binding obligation of the Sponsor enforceable against the Sponsor in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditor's rights generally or the application of equitable principles in any proceeding, whether at law or in equity;

     (ii) All actions, approvals, consents, waivers, exemptions, variances, franchises, orders, permits, authorizations, rights and licenses required to be taken, given or obtained, as the case may be, by or from any federal, state or other governmental authority or agency, that are necessary in connection with the execution and delivery by the Sponsor of this Agreement, have been duly taken, given or obtained, as the case may be, are in full force and effect, are not subject to any pending proceedings or appeals (administrative, judicial or otherwise) and either the time within which any appeal therefrom may be taken or review thereof may be obtained has expired or no review thereof may be obtained or appeal therefrom taken, and are adequate to authorize the consummation of the transactions contemplated by this Agreement on the part of the Sponsor and the performance by the Sponsor of its obligations under this Agreement; and

     (iii) There is no action, suit, proceeding or investigation pending or, to the best of the Sponsor's knowledge, threatened against the Sponsor which, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of the Sponsor or in any material impairment of the right or ability of the Sponsor to carry on its business substantially as now conducted, or in any material liability on the part of the Sponsor or which would draw into question the validity of this Agreement or of any action taken or to be taken in connection with the obligations of the Sponsor contemplated herein, or which would be likely to impair the ability of the Sponsor to perform under the terms of this Agreement.

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The representations and warranties set forth in this paragraph (b) shall survive the sale and assignment of the Mortgage Loans to the Sponsor. Upon discovery of a breach of any of the foregoing representations and warranties which materially and adversely affects the interests of the Affiliated Originator, the Affiliated Originator shall give prompt written notice to the Sponsor. Within 30 days of its receipt of notice of breach, the Sponsor shall cure such breach in all material respects.

          Section 5. Representations and Warranties of the Affiliated Originators Regarding the Mortgage Loans. (a) Set forth in paragraph (b) below is a listing of representations and warranties which will be deemed to have been made by each Affiliated Originator in connection with each conveyance of a Pool from the Conduit Acquisition Trust to the related Advanta Trust. In addition, a Conveyance Agreement may, with respect to the Mortgage Loans in the related Pool, delete or modify any of such representations and warranties, or may add additional representations and warranties ("Additional Representations and Warranties"). The representations and warranties listed in paragraph (b) below, together with any Additional Representations and Warranties, are the "Representations and Warranties". Reference to the Cut-Off Date are as of the Cut-Off Date set forth in the related Conveyance Agreement with respect to a Mortgage Loan.

          (b) With respect to each Mortgage Loan, each Affiliated Originator hereby represents, warrants and covenants to the Sponsor and the Trustee, as of the related Cut-Off Date, as follows, on which representations, warranties and covenants the Trustee relies in accepting the Mortgage Loans:

               (i) The information with respect to each Mortgage Loan set forth in the Schedules of Mortgage Loans is true and correct as of the Cut-Off Date;

               (ii) All of the original or certified documentation required to be delivered to the Trustee pursuant to the related Advanta Pooling Agreement (including all material documents related thereto) with respect to each Mortgage Loan has been or will be delivered to the Trustee in accordance with the terms of such Advanta Pooling Agreement. Each of the documents and instruments specified to be included therein has been duly executed and in due and proper form, and each such document or instrument is in a form generally acceptable to prudent mortgage lenders that regularly originate or purchase mortgage loans comparable to the Mortgage Loans for sale to prudent investors in the secondary market that invest in mortgage loans such as the Mortgage Loans.

     (iii) Each Mortgage Loan being transferred to the Sponsor is a Qualified Mortgage and is a Mortgage;

     (iv) Each Property is improved by a single (one-to-four) family residential dwelling, which may include manufactured homes which qualify as eligible for inclusion in a REMIC, condominiums and townhouses but shall not include cooperatives;

     (v) No Mortgage Loan had a Combined Loan-to-Value Ratio in excess of 100%;

     (vi) Each Mortgage is either a valid and subsisting first, second or third lien of record on the Property (subject in the case of any Second Mortgage Loan or Third Mortgage Loan only to a Senior Lien on such Property) and subject in all cases to the exceptions to title set forth in the title insurance policy, with respect to the related Mortgage Loan, which exceptions are generally acceptable to banking institutions in connection with their regular mortgage lending activities, and such other exceptions to which similar properties are commonly subject and which do not individually, or in the aggregate, materially and adversely affect the benefits of the security intended to be provided by such Mortgage;

     (vii) Immediately prior to the transfer and assignment herein contemplated, each Affiliated Originator held good and indefeasible title to, and was the sole owner of, each Mortgage Loan conveyed by such Affiliated Originator subject to no liens, charges, mortgages, encumbrances or rights or others except liens which will be released simultaneously upon the transfer and assignment herein contemplated, the Trustee will hold good and indefeasible title to, and be the sole owner of, each Mortgage Loan subject to no liens, charges, mortgages, encumbrances or rights of others except liens which will be released simultaneously with such transfer and assignment;

     (viii) As of the related Cut-Off Date, no Mortgage Loan is 30 or more days Delinquent, except for any portion of the Mortgage Loans which the related Advanta Pooling Agreement permits to be more than 30 days Delinquent;

     (ix) There is no delinquent tax or assessment lien or mechanic's lien on any Property, and each Property is free of substantial damage and is in good repair;

     (x) There is no valid and enforceable right of rescission offset, defense or counterclaim to any Note or Mortgage, including the obligation of the related Mortgagor to pay the unpaid principal of or interest on such Note or the defense of usury, nor will the operation of any of the terms of the Mortgage Note or the Mortgage, or the exercise of any right thereunder, render either the Mortgage Note or the Mortgage unenforceable in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto;

     (xi) There is no mechanics' lien or claim for work, labor or material affecting any Property which is or may be a lien prior to, or equal with, the lien of the related Mortgage except those which are insured against by any title insurance policy referred to in paragraph (xiii) below;

     (xii) Each Mortgage Loan at the time it was made complied in all material respects with all applicable state and federal laws and regulations, including, without limitation, the federal Truth-in-Lending Act and other consumer protection laws, real estate settlement procedure, usury, equal credit opportunity, disclosure and recording laws;

     (xiii) With respect to each Mortgage Loan, a lender's title insurance policy, issued in standard California Land Title Association form or American Land Title Association form, or other form acceptable in a particular jurisdiction by a title insurance company authorized to transact business in the state in which the related Property is situated, in an amount at least equal to the Original Principal Amount of such Mortgage Loan insuring the mortgagee's interest under the related Mortgage Loan as the holder of a valid first, second or third mortgage lien of record on the real property described in the related Mortgage, as the case may be, subject only to exceptions of the character referred to in paragraph (vi) above, was effective on the date of the Date such policy will be valid and thereafter such policy shall continue in full force and effect;

     (xiv) The improvements upon each Property are covered by a valid and existing hazard insurance policy (which may be a blanket policy of the type described in the related Advanta Pooling Agreement) with a generally acceptable carrier that provides for fire and extended coverage representing coverage not less than the least of

(A) the outstanding principal balance of the related Mortgage Loan (together, in the case of a Second Mortgage Loan, with the outstanding principal balance of the Senior Lien), (B) the minimum amount required to compensate for damage or loss on a replacement cost basis or (C) the full insurable value of the Property;

     (xv) If the Mortgage Loan at the time of origination relates to a Property in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, (which may be a blanket policy of the type described in the related Advanta Pooling Agreement) a flood insurance policy in a form meeting the requirements of the current guidelines of the Federal Insurance Administration with a generally acceptable carrier is in effect with respect to such Property in an amount representing coverage, and which provides for a recovery by the Master Servicer of insurance proceeds relating to such Mortgage Loan of not less than the least of (i) the outstanding principal balance of the Mortgage Loan, (ii) the minimum amount required to compensate for damage or loss on a replacement costs basis and (iii) the maximum amount of insurance that is available under the Flood Disaster Protection Act of 1973;

     (xvi) Each Mortgage and Note is the legal, valid and binding obligation of the maker thereof and is enforceable in accordance with its terms, except only as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (whether considered in a proceeding or action in equity or at law), and all parties to each Mortgage Loan had full legal capacity to execute all documents relating to such Mortgage Loan and convey the estate therein purported to be conveyed;

     (xvii) Each Affiliated Originator has caused and will cause to be performed any and all acts required to be performed to preserve the rights and remedies of the servicer in any Insurance Policies applicable to any Mortgage Loans delivered by such Affiliated Originator including, to the extent such Mortgage Loan is not covered by a blanket policy described in the Advanta Pooling Agreement, any necessary notifications of insurers, assignments of policies or interests therein, and establishments of co-insured, joint loss payee and mortgagee rights in favor of the servicer;

     (xviii) Each original Mortgage was recorded or is in the process of being recorded, and all subsequent assignments of the original Mortgage have been recorded in the appropriate jurisdictions wherein such recordation is necessary to perfect the lien thereof for the benefit of the applicable Affiliated Originator, subject to the provisions of Section 3.5(b) of the Advanta Pooling Agreement, (or are in the process of being recorded);

   (xix) The terms of each Note and each Mortgage have not been impaired, altered or modified in any respect, except by a written instrument which has been recorded, if necessary, to protect the interest of the owners and which has been delivered to the Trustee. The substance of any such alteration or modification is reflected on the related Schedule of Mortgage Loans and has been approved by the primary mortgage guaranty insurer, if any;

   (xx) the proceeds of each Mortgage Loan have been fully disbursed, and there is no obligation on the part of the mortgagee to make future advances thereunder. Any and all requirements as to the completion of any on-site or off-site improvements and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making or closing or recording such Mortgage Loans were paid;

   (xxi) Except as otherwise required by law or pursuant to the statute under which the related Mortgage Loan was made, the related Note is not and has not been secured by any collateral, pledged account or other security except the lien of the corresponding Mortgage;

   (xxii) No Mortgage Loan was originated under a buydown plan;

   (xxiii) No Mortgage Loan provides for negative amortization, has a shared appreciation feature, or other contingent interest feature;

   (xxiv) Each Property is located in the state identified in the Schedule of Mortgage Loans and consists of one or more parcels of real property with a residential dwelling erected thereon;

   (xxv) Each Mortgage contains a provision for the acceleration of the payment of the unpaid principal balance of the related Mortgage Loan in the event the related Property is sold without the prior consent of the mortgagee thereunder;

   (xxvi) Any advances made after the date of origination of a Mortgage Loan but prior to the Cut-Off Date, have been consolidated with the outstanding principal amount secured by the related Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term reflected on the Schedule of Mortgage Loans. The consolidated principal amount does not exceed the original principal amount of the related Mortgage Loan. No Note permits or obligates the Master Servicer, the Sub-Servicer or the Sponsor to make future advances to the related Mortgagor at the option of the Mortgagor;

     (xxvii)   There is no proceeding pending or threatened for the total or partial condemnation of any Property, nor is such a proceeding currently occurring, and each Property is undamaged by waste, fire, earthquake or earth movement, flood, tornado or other casualty, so as to affect adversely the value of the Property as security for the Mortgage Loan or the use for which the premises were intended;

     (xxviii) All of the improvements which were included for the purposes of determining the Appraised Value of any Property lie wholly within the boundaries and building restriction lines of such Property, and no improvements on adjoining properties encroach upon such Property, and, if a title insurance policy exists with respect to such Property, are stated in such title insurance policy and affirmatively insured;

     (xxix) No improvement located on or being part of any Property is in violation of any applicable zoning law or regulation. All inspections, licenses and certificates required to be made or issued with respect to all occupied portions of each Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities and such Property is lawfully occupied under the applicable law;

     (xxx) With respect to each Mortgage constituting a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in such Mortgage, and no fees or expenses are or will become payable by the Sponsor or the related Trust to the trustee under the deed of trust, except in connection with a trustee's sale after default by the related Mortgagor;

     (xxxi) With respect to each Second Mortgage Loan and each Third Mortgage Loan, either (A) no consent for such Mortgage Loan was required by the holder of the related Senior Lien (and, in the case of a Third Mortgage Loan, the holder of the related second lien) prior to the making of such Mortgage Loan or (B) such consent has been obtained and is contained in the related File;

     (xxxii) Each Mortgage contains customary and enforceable provisions which render the rights and remedies of the holder thereof adequate for the realization against the related Property of the benefits of the security, including (A) in the case of a Mortgage designated as a deed of trust, by trustee's sale and (B) otherwise by judicial foreclosure. There is no homestead or other exemption available which materially interferes with the right to sell the related Property at a trustee's sale or the right to foreclose the related Mortgage;

     (xxxiii) Except as provided by clause (viii) of this Section, there is no default, breach, violation or event of acceleration existing under any Mortgage or the related Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration; and the applicable Affiliated Originator has not waived any default, breach, violation or event of acceleration;

     (xxxiv) Except for any Bulk Acquisition Loan, no instrument of release or waiver has been executed in connection with any Mortgage Loan, and no Mortgagor has been released, in whole or in part, except in connection with an assumption agreement which has been approved by the primary mortgage guaranty insurer, if any, and which has been delivered to the Trustee;

     (xxxv) Except for any Bulk Acquisition Loan, the maturity date of each Mortgage Loan which is a Second Mortgage Loan or a Third Mortgage Loan is at least twelve months prior to the maturity date of the related first mortgage loan if such first mortgage loan provides for a balloon payment;

     (xxxvi) The credit underwriting guidelines applicable to each Mortgage Loan which is not a Bulk Acquisition Loan or an Unaffiliated Originator Loan conform in all material respects to the Sponsor's underwriting guidelines;

     (xxxvii) All parties to the Note and the Mortgage had legal capacity to execute the Note and the Mortgage and each Note and Mortgage have been duly and properly executed by such parties; and

      (xxxviii) The related Affiliated Originator has no actual knowledge that there exist on any Property any hazardous substances, hazardous wastes or solid wastes, as such terms are defined in the Comprehensive Environmental Response Compensation and Liability Act, the Resource Conservation and Recovery Act of 1976, or other federal, state or local environmental legislation.

            (c) No Originator Payment Obligations. There is no obligation on the part of the Servicer or any other party to make payments in addition to those made by the Mortgagor except for delinquency.

            The Representations and Warranties shall survive the transfer and assignment of the Mortgage Loans to the related Advanta Trust. Upon discovery by the Affiliated Originator or the Sponsor of a breach of any of the Representations and Warranties, without regard to any limitation set forth in such Representation or Warranty concerning the knowledge of the Affiliated Originator as to the facts stated therein, which breach, in the opinion of the Sponsor, materially and adversely affects the interests of the Sponsor, the Owners or of the Certificate Insurer in the related Mortgage Loan or Mortgage Loans, the party discovering such breach shall give prompt written notice to the other party, and the related Affiliated Originator shall be required to take the remedial actions required by the related Advanta Pooling Agreement Originator hereby acknowledges that a breach of any of the Representations and Warranties listed in clauses (iii), (x), (xvi) and (xxsviii) above a priori materially and adversely affects the interests of the related Advanta Trust, the related Owners and the Certificate Insurer.

            Section 6. Authorized Representatives. The names of the officers of the Affiliated Originators and of the Sponsor who are authorized to give and receive notices, requests and instructions and to deliver certificates and documents in connection with this Agreement on behalf of the Affiliated Originator and of the Sponsor ("Authorized Representatives") are set forth on Exhibit B. From time to time, the Affiliated Originator and the Sponsor may, by delivering to the Trustee a revised exhibit, change the information previously given, but the Trustee shall be entitled to rely conclusively on the last exhibit until receipt of a superseding exhibit.

            Section 7. Notices. All demands, notices and communications relating to this Agreement shall be in writing and shall be deemed to have been duly given when received by the other party or parties at the address shown below, or such other address as may hereafter be furnished to the other party or parties by like notice. Any such demand, notice or communication hereunder shall be deemed to have been received on the date delivered to or received at the premises of the addressee.

            If to the Trustee:

                 Bankers Trust Company of California, N.A.
                 3 Park Plaza
                 Irvine, CA  92714
                 Telecopy:   (714) 253-7577
                 Telephone:  (714) 253-7575

            If to the Affiliated Originators or the Sponsor:

                 Advanta Mortgage Corp. USA
                 500 Office Center Drive
                 Suite 400
                 Ft. Washington, PA  19034
                 Attention:        Treasurer
                 Telecopy:         (215) 283-4745
                 Telephone:        (215) 283-4376

            Section 8. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to conflict of laws rules applied in the State of New York.

            Section 9. Assignment. No party to this Agreement may assign its rights or delegate its obligations under this Agreement without the express written consent of the other parties, except as otherwise set forth in this Agreement.

            Section 10. Counterparts. For the purpose of facilitating the execution of this Agreement and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed to be an original, and together shall constitute and be one and the same instrument.

            Section 11. Amendment. This Agreement may be amended from time to time by the Affiliated Originators, the Sponsor and the Trustee only by a written instrument executed by such parties and with the prior written consent of the Certificate Insurer.

            Section 12. Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way effect the validity or enforceability of the other provisions of this Agreement.

     Section 13. No Agency; No Partnership or Joint Venture. Neither the Affiliated Originators nor the Sponsor is the agent or representative of the other, and nothing in this Agreement shall be construed to make either the Affiliated Originator nor the Sponsor liable to any third party for services performed by it or for debts or claims accruing to it against the other party. Nothing contained herein nor the acts of the parties hereto shall be construed to create a partnership or joint venture between the Sponsor and the Affiliated Originator.

     Section 14. Further Assurances. The Affiliated Originators and Sponsor agree to cooperate reasonably and in good faith with one another in the performance of this Agreement.

     Section 15. The Certificate Insurer. The Certificate Insurer is a third-party beneficiary of this Agreement. Any right conferred to the Certificate Insurer shall be suspended during any period in which the Certificate Insurer is in default in its payment obligation's under the related Certificate Insurance Policies. During any period of suspension, the Certificate Insurer's rights hereunder shall vest in the Owners of the related Offered Certificates and shall be exercisable by the owners of at least a majority in Percentage Interest of the related Offered Certificates then outstanding. At such time as the related Offered Certificates are no longer Outstanding under the related Advanta Pooling Agreement and the Certificate Insurer has been reimbursed for all Insured Payments to which it is entitled under the related Advanta Pooling Agreement, the Certificate Insurer's rights hereunder shall terminate.

     Section 16. Maintenance of Records. Each Affiliated Originator shall each continuously keep an original executed counterpart of this Agreement in its official records.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers, all as of the day and year first above written.

                                   ADVANTA MORTGAGE CORP. USA
                                   ADVANTA MORTGAGE CORP. MIDATLANTIC
                                   ADVANTA MORTGAGE CORP. MIDATLANTIC II
                                   ADVANTA MORTGAGE CORP. MIDWEST
                                   ADVANTA MORTGAGE CORP. OF NEW JERSEY
                                   ADVANTA MORTGAGE CORP. NORTHEAST
                                   ADVANTA NATIONAL BANK
                                         The Sellers and

                                   ADVANTA CONDUIT RECEIVABLES, INC.
                                         An Affiliate

                                   By:  /s/ Mark Dunsheath
                                      -------------------------------
                                      Name:  Mark Dunsheath
                                      Title: Vice President


                                   BANKERS TRUST COMPANY OF CALIFORNIA,
                                         N.A., as Trustee and not in its
                                         individual capacity

                                   By:
                                      -------------------------------
                                      Name:
                                      Title:



                                   ADVANTA MORTGAGE CONDUIT SERVICES,
                                         INC. as Sponsor

                                   By:  /s/ Mark Dunsheath
                                      -------------------------------
                                      Name:  Mark Dunsheath
                                      Title: Vice President



                                   ADVANTA FINANCE CORP.

                                   By:
                                      -------------------------------
                                      Name:  Charles G. Dahl
                                      Title: Vice President


                        (MASTER LOAN TRANSFER AGREEMENT)

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers, all as of the day and year first above written.

                                   ADVANTA MORTGAGE CORP. USA
                                   ADVANTA MORTGAGE CORP. MIDATLANTIC
                                   ADVANTA MORTGAGE CORP. MIDATLANTIC II
                                   ADVANTA MORTGAGE CORP. MIDWEST
                                   ADVANTA MORTGAGE CORP. OF NEW JERSEY
                                   ADVANTA MORTGAGE CORP. NORTHEAST
                                   ADVANTA NATIONAL BANK
                                        The Sellers and

                                   ADVANTA CONDUIT RECEIVABLES, INC.
                                        An Affiliate


                                   By:
                                      ---------------------------------
                                       Name:   Mark Dunsheath
                                       Title:  Vice President


                                   BANKERS TRUST COMPANY OF CALIFORNIA,
                                        N.A., as Trustee and not in its
                                        individual capacity


                                   By: /s/ David M. Arnold
                                       --------------------------------
                                       Name:   David M. Arnold
                                       Title:  Assistant Secretary


                                   ADVANTA MORTGAGE CONDUIT SERVICES,
                                        INC. as Sponsor


                                   By:
                                       --------------------------------
                                       Name:   Mark Dunsheath
                                       Title:  Vice President


                                   ADVANTA FINANCE CORP.


                                   By:
                                       --------------------------------
                                       Name:   Charles G. Dahl
                                       Title:  Vice President


                        [MASTER LOAN TRANSFER AGREEMENT]

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers, all as of the day and year first above written.

                                        ADVANTA MORTGAGE CORP. USA
                                        ADVANTA MORTGAGE CORP. MIDATLANTIC
                                        ADVANTA MORTGAGE CORP. MIDATLANTIC II
                                        ADVANTA MORTGAGE CORP. MIDWEST
                                        ADVANTA MORTGAGE CORP. OF NEW JERSEY
                                        ADVANTA MORTGAGE CORP. NORTHEAST
                                        ADVANTA NATIONAL BANK
                                             The Sellers and

                                        ADVANTA CONDUIT RECEIVABLES, INC.
                                             An Affiliate

                                        By:____________________________________
                                           Name:  Mark Dunsheath
                                           Title: Vice President

                                        BANKERS TRUST COMPANY OF CALIFORNIA,
                                             N.A., as Trustee and not in its
                                             individual capacity

                                        By:____________________________________
                                           Name:
                                           Title:

                                        ADVANTA MORTGAGE CONDUIT SERVICES,
                                             INC. as Sponsor

                                        By:____________________________________
                                           Name:  Mark Dunsheath
                                           Title: Vice President

                                        ADVANTA FINANCE CORP.

                                        By:/s/ CHARLES G. DAHL
                                           ____________________________________
                                           Name:  Charles G. Dahl
                                           Title: Vice President

                        [MASTER LOAN TRANSFER AGREEMENT]

                                                                     EXHIBIT 4.2

                                                                       EXHIBIT A

                              CONVEYANCE AGREEMENT

     Advanta Mortgage Corp. USA, Advanta Mortgage Corp. Midatlantic, Advanta Mortgage Corp. Midatlantic II, Advanta Mortgage Corp. Midwest, Advanta Mortgage Corp. of New Jersey, Advanta Mortgage Corp. Northeast, Advanta Finance Corp. and Advanta National Bank, as Affiliated Originators, Advanta Conduit Receivables, Inc., as an Affiliate, and Advanta Mortgage Conduit Services, Inc., as Sponsor, pursuant to the Master Loan Transfer Agreement dated as of June 15, 1997 among themselves and Bankers Trust Company of California, N.A. as Trustee (the "Mortgage Transfer Agreement"), hereby confirm their understanding with respect to the conveyance by each Affiliated Originator, the Affiliate and the Sponsor of those Mortgage Loans listed on the attached Schedule of Mortgage Loans (the "Transferred Mortgage Loans") from the Conduit Acquisition Trust to the Advanta Mortgage Loan Trust ______-__.

     Convenance of Transferred Mortgage Loans. Each Affiliated Originator, the Affiliate and the Sponsor, concurrently with the execution and delivery of this Conveyance Agreement, does hereby irrevocably transfer, assign, set over and otherwise convey, and does direct the Trustee to convey from the Conduit Acquisition Trust to the Advanta Mortgage Loan Trust _____-__, without recourse (except as otherwise explicitly provided for herein) all of its right, title and interest in and to the Transferred Mortgage Loans being conveyed by it, including specifically, without limitation, the Mortgages (as such term is defined in the "related Advanta Pooling Agreement"), the Files and all other documents, materials and properties appurtenant thereto and the Notes, including all interest and principal received by such Affiliated Originator on or with respect to such Transferred Mortgage Loans on or after the related Cut-off Date, together with all of its right, title and interest in and to the proceeds received on or after the related Cut-off Date of any related insurance policies.

     If an Affiliated Originator cannot deliver the original Mortgage or mortgage assignment with evidence of recording thereon concurrently with the execution and delivery of this Conveyance Agreement solely because of a delay caused by the public recording office where such original Mortgage or mortgage assignment has been delivered for recordation, such Affiliated originator shall promptly deliver to the Trustee such original Mortgage or mortgage assignment with evidence of recording indicated thereon upon receipt thereof from the public recording official.

     The costs relating to the delivery of the documents specified in this Conveyance Agreement shall be borne by each Affiliated Originator.

     The Affiliated Originators hereby make the Representations and Warranties set forth in Section 5(b) of the Master Transfer Agreement with respect to the Transferred Mortgage Loans.

The "Cut-Off Date" with respect to such Transferred Mortgage Loans shall be ________, _____.

     All terms and conditions of the Mortgage Transfer Agreement are hereby incorporated herein, provided that in the event of any conflict the provisions of this Conveyance Agreement shall control over the conflicting provisions of the Mortgage Transfer Agreement.

     For purposes of this Conveyance Agreement, the "related Advanta Pooling Agreement" is the Pooling and Servicing Agreement dated as of _________, ____ relating to Advanta Mortgage Loan Trust _____-__.

     Terms capitalized herein and not defined herein shall have their respective meanings as set forth in the Mortgage Transfer Agreement.

                    ADVANTA MORTGAGE CORP. USA
                    ADVANTA MORTGAGE CORP. MIDATLANTIC
                    ADVANTA MORTGAGE CORP. MIDATLANTIC II
                    ADVANTA MORTGAGE CORP. MIDWEST
                    ADVANTA MORTGAGE CORP. OF NEW JERSEY
                    ADVANTA MORTGAGE CORP. NORTHEAST
                    ADVANTA NATIONAL BANK,
                     as Affiliated Originators

                         and

                    ADVANTA CONDUIT RECEIVABLES, INC.
                     as an Affiliate

                    By:______________________________
                       Mark Dunsheath
                       Vice President

                    ADVANTA MORTGAGE CONDUIT SERVICES, INC.
                     as Sponsor

                    By:_______________________________
                       Mark Dunsheath
                       Vice President

                    BANKERS TRUST COMPANY
                     OF CALIFORNIA, N.A.,
                     as Trustee

                    By:_______________________________
                       Name:
                       Title:

                    ADVANTA FINANCE CORP.

                    By:_______________________________
                       Name:
                       Title:


Dated:

                                                                       EXHIBIT B



                           AUTHORIZED REPRESENTATIVES


         Reference is hereby made to the Master Loan Transfer Agreement, dated as of June 15, 1997 (the "Agreement"), among Advanta Mortgage Corp. USA, Advanta Mortgage Corp. Midatlantic, Advanta Mortgage Corp. Midatlantic IT, Advanta Mortgage Corp. Midwest, Advanta Mortgage Corp. of New Jersey, Advanta Mortgage Corp. Northeast, Advanta Finance Corp. and Advanta National Bank, as Affiliated Originators, Advanta Conduit Receivables, Inc., as an Affiliate, Advanta, Mortgage Conduit Services, Inc., as Sponsor and Bankers Trust Company of California, N.A., as Trustee:

         The following are the Affiliated Originators' Authorized
Representatives for purposes of the Agreement:


Name                        Title
----                        -----
[Annette Aguirre]           [Senior Vice President, General Counsel and Secretary]

[Mark Dunsheath]            [Treasurer]



         The following are the Sponsor's Authorized Representatives for purposes of the Agreement:

Name                        Title
----                        -----
[Annette Aguirre]           [Senior Vice President, General Counsel and Secretary]

[Mark Dunsheath]            [Treasurer]
